                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the inclusion and incorporation by reference in this Registration Statement on Form S-3 of Complete Business Solutions, Inc. of our report dated February 9, 1998 on the balance sheets of c.w. Costello & Associates, inc. as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and of cash flows for each of the three years in the period ended December 31, 1997 not presented separately herein and to the reference to us under the heading "Experts in the prospectus which is part of this Registration Statement.

                                          /S/ DELOITTE & TOUCHE
                                          -------------------------
                                          DELOITTE & TOUCHE LLP
                                          Hartford, Connecticut
                                          January 13, 1999